Exhibit 10(iii)A(69)

AMENDMENT NO. 4
TO
ACUITY BRANDS, INC.
2002 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
(As Amended And Restated Effective As Of January 1, 2005)
THIS AMENDMENT made as of this 23rd day of October, 2012, by ACUITY BRANDS, INC. (the “Company”);
W I T N E S S E T H:
WHEREAS, the Company established the Acuity Brands, Inc. 2002 Supplemental Executive Retirement Plan, which Plan was amended and restated generally effective as of January 1, 2005 (the “Plan”), subject to the transition rules of Section 409A;
WHEREAS, the Company now desires to amend the Plan in the manner hereinafter provided;
NOW, THEREFORE, the Plan is hereby amended, as follows:

1.
Section 1.1(a) is hereby amended by deleting the present section in its entirety and substituting the following in lieu thereof:
“Accrued Benefit: With respect to any Participant at any time a monthly benefit payable for 180 months only, commencing on the Participant's Normal Retirement Date in an amount equal to the product of 1.6% of the Participant's Average Annual Compensation multiplied by the Participant's Years of Credited Service up to a maximum of ten (10) years, divided by twelve (12); provided, that for Participants who are active employees on January 1, 2009, the monthly benefit payable commencing at Normal Retirement Date shall be an amount equal to the product of 1.8% of the Participant's Average Annual Compensation multiplied by the Participant's Years of Credited Service up to a maximum of ten (10) years, divided by twelve (12); and provided, that for Participants who are active employees of either the Company or Adopting Employers on October 23, 2012, the monthly benefit payable commencing on the Normal Retirement Date shall be an amount equal to the product of 2.8% of the Participant's Average Annual Compensation multiplied by the Participant's Years of Credited Service up to a maximum of ten (10) years, divided by twelve (12). The maximum number of Years of Credited Service a Participant can accrue under the Plan is ten (10) years, provided that Compensation earned after a Participant has completed ten (10) Years of Credited Service shall be counted for purposes of determining the Participant's Accrued Benefit if counting such Compensation would increase the Participant's Accrued Benefit.”
“Notwithstanding the foregoing, if a Participant who received a distribution or distributions following his Termination Date or Retirement is re-employed and again becomes an active Participant, such Participant's Accrued Benefit, as computed pursuant to this Section, shall be reduced by the monthly Accrued Benefit amount that is the Actuarial Equivalent of the distribution(s) made to the Participant.”
“Effective January 1, 2005, the Participant's Accrued Benefit shall, for certain purposes under the Plan as indicated under the appropriate section, be divided between his Pre-Section 409A Benefit and his Section 409A Benefit. Except as indicated in such specific sections, the Participant's Accrued Benefit shall be treated as a single benefit.”
Section 1.1(c) is hereby amended by deleting the present section in its entirety and substituting the following in lieu thereof:
“Actuarial (or Actuarially) Equivalent: A benefit of equivalent value determined using an interest rate equal to (i) with respect to any Pre-Section 409A Benefit, 7% per annum, and with respect to any Section 409A Benefit, the lesser of 7% per annum or the yield on 10-Year U.S. Treasury Bonds plus 1.50%, and (ii) the mortality table prescribed by the Commissioner of Internal Revenue pursuant to Rev. Rul. 95-6 (as hereafter amended or modified).”

Section 1.1(g) is hereby amended by deleting the present section in its entirety and substituting the following in lieu thereof:
“Average Annual Compensation: The applicable annual amount shall be the average of the Participant's Compensation for the three highest, consecutive calendar years preceding the Participant's date of Retirement, death or other termination of employment.”
Section 13.2(a) is hereby amended by deleting the present section in its entirety and substituting the following in lieu thereof:
“The acquisition (other than from the Company by any “Person” (as the term person is used for purposes of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of thirty percent (30%) or more of the combined voting power of the Company's then outstanding voting securities; or”
Section 13.2(d) is hereby amended by deleting the present section in its entirety and substituting the following in lieu thereof:
“A complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.”
“Notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to Section (a), solely because thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.”
Section 13.3 is hereby amended by deleting the present section in its entirety and substituting the following in lieu thereof:
“Termination of Employment: If a Participant's employment is terminated by the Company or by the Participant for any reason within two (2) years following a Change in Control, the Company shall, within five (5) days, pay to the Participant a lump sum cash payment equal to the lump sum Actuarial Equivalent of his Accrued Benefit as of the date of his termination of employment whether or not the Participant is otherwise vested in his Accrued Benefit.”
Schedule 1 of Adopting Employers is amended to reflect the change in the entity name Acuity Lighting Group, Inc. to Acuity Brands Lighting, Inc. (formerly Acuity Lighting Group, Inc.).
This Amendment No. 4 shall be effective as of October 23, 2012. Except as hereby modified, the Plan shall remain in full force and effect.
IN WITNESS WHEREOF, the Company has executed this Amendment No. 4 as of the date first written above.

ACUITY BRANDS, INC. By: ________________________________